UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2014
Date of Report (Date of Earliest Event Reported)

TALON REAL ESTATE HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-53917	26-1771717
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Wayzata Boulevard Suite 1070 Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

(612) 604-4600
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On July 2, 2014, Talon OP, L.P. (“Talon OP”), a Minnesota limited partnership and the entity through which Talon Real Estate Holding Corp. (the “Company”) conducts substantially all of its business, entered into a contribution agreement with Jackson I, LLC, 3014-20, LLC, Fairfield Apartments, LLC, 4330, LLC and Lakes Area Properties, LLC (the “Contributors”) and acquired (the “Acquisition”) the First Trust Center building and certain other assets located at 180 5th Street East, St. Paul, MN (the “Property”) into Talon First Trust, LLC, a wholly-owned subsidiary of Talon OP.  The consideration for the Property consists of (i) $32 million of cash, (ii) 30,000 preferred units of Talon OP and (iii) 4 million common units of Talon OP. The acquisition closed on July 2, 2014.

The foregoing description of the terms and conditions of the contribution agreement does not purport to be complete and is qualified in its entirety by the contribution agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Company financed the Acquisition by obtaining (1) a secured loan from RCC Real Estate, Inc. of an aggregate principal amount of $33 million and an average interest rate of 5.75% (the “RCC Loan”) and (2) a secured loan from Jackson I, LLC of an aggregate principal amount of $1.14 million and an average interest rate of 6% (the “Jackson Loan” and together with the RCC Loan, the “Loans”).

The RCC Loan has an initial maturity date of July 5, 2017 and the option to extend such date upon the satisfaction of certain conditions.  The RCC Loan is secured by (i) a mortgage on the Company’s fee interest in the Property, (ii) an assignment of leases and rents, (iii) a security agreement covering the personal property at the Property and (iv) other collateral specified in the RCC Loan documents.  The RCC Loan documents contain events of default that are customary for loans of this type.  The Company entered into the RCC Loan documents through Talon First Trust, LLC, a Delaware limited liability company that is wholly owned by Talon OP.

The Jackson Loan has a maturity date of August 31, 2014. The Jackson Loan is secured by a second mortgage on the Company’s real property and personal property at 10301 Bren Road West, Minnetonka, MN as well as certain other collateral specified in the Jackson Loan documents. The Jackson Loan documents contain events of default that are customary for loans of this type.  The Company entered into the Jackson Loan documents through Talon Bren Road, LLC, also a Delaware limited liability company that is wholly owned by Talon OP.

The foregoing description of the terms and conditions of the Loans and the loan documents does not purport to be complete and is qualified in its entirety by (i) the Promissory Note, (ii) the Reserve and Security Agreement, (iii) the Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing, (iv) the Promissory Note and (v) the Mortgage and Security Agreement and Future Financing Statement, which are filed as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and are incorporated herein by reference.

Item 2.01.

Competition of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

 The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 3.02.

Unregistered Sale of Equity Securities.

Pursuant to the Contribution Agreement described in Item 1.01, on July 2, 2014 Talon OP issued an aggregate of 30,000 preferred units and 4 million common units to the Contributors in an unregistered transaction. It did so in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering, and Rule 506 promulgated thereunder, in view of the absence of a general solicitation, the limited number of offerees and purchasers, and the representations and agreements of the Contributors in the Contribution Agreement.

Item 9.01.

Exhibits.

(a)

Financial Statements of Businesses Acquired. The financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)

Pro Forma Financial Information. The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)

Exhibits.

10.1

Contribution Agreement between Talon OP, L.P. and the Contributors identified on Exhibit A thereto, dated July 2, 2014.

10.2

Promissory Note between Talon First Trust, LLC and RCC Real Estate, Inc., dated July 2, 2014.

10.3

Reserve and Security Agreement between Talon First Trust, LLC and RCC Real Estate, Inc., dated July 2, 2014.

10.4

Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing between Talon First Trust, LLC and RCC Real Estate, Inc., dated July 2, 2014.

10.5

Promissory Note between Talon Bren Road, LLC and Jackson I, LLC, dated July 2, 2014.

10.6

Mortgage and Security Agreement and Future Financing Statement between Talon Bren Road, LLC and Jackson I, LLC, dated July 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON REAL ESTATE HOLDING CORP.

Date: July 2, 2014	/s/ MG Kaminski
Matthew G. Kaminski
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description	Manner of Filing

10.1	Contribution Agreement between Talon OP, L.P. and the Contributors identified on Exhibit A thereto, dated July 2, 2014.	Filed Electronically

10.2	Promissory Note between Talon First Trust, LLC and RCC Real Estate, Inc., dated July 2, 2014.	Filed Electronically

10.3	Reserve and Security Agreement between Talon First Trust, LLC and RCC Real Estate, Inc., dated July 2, 2014.	Filed Electronically

10.4	Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing between Talon First Trust, LLC and RCC Real Estate, Inc., dated July 2, 2014.	Filed Electronically

10.5	Promissory Note between Talon Bren Road, LLC and Jackson I, LLC, dated July 2, 2014.	Filed Electronically

10.6	Mortgage and Security Agreement and Future Financing Statement between Talon Bren Road, LLC and Jackson I, LLC, dated July 2, 2014.	Filed Electronically